Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2005, relating to the financial statements and financial highlights which appear in the December 31, 2004 Annual Report to Shareholders of JPMorgan Investment Trust Bond Portfolio, JPMorgan Investment Trust Government Bond Portfolio, JPMorgan Investment Trust Balanced Portfolio, JPMorgan Investment Trust Large Cap Growth Portfolio, JPMorgan Investment Trust Equity Index Portfolio, JPMorgan Investment Trust Diversified Equity Portfolio, JPMorgan Investment Trust Mid Cap Growth Portfolio, JPMorgan Investment Trust Diversified Mid Cap Portfolio and JPMorgan Investment Trust Mid Cap Value Portfolio (formerly One Group Investment Trust Bond Portfolio, One Group Investment Trust Government Bond Portfolio, One Group Investment Trust Balanced Portfolio, One Group Investment Trust Large Cap Growth Portfolio, One Group Investment Trust Equity Index Portfolio, One Group Investment Trust Diversified Equity Portfolio, One Group Investment Trust Mid Cap Growth Portfolio, One Group Investment Trust Diversified Mid Cap Portfolio and One Group Investment Trust Mid Cap Value Portfolio, respectively), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Experts” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

April 21, 2005